UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2018
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Bristow Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Awards Under the Bristow Group Inc. 2007 Long Term Incentive Plan.
On June 5, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Bristow Group Inc., a Delaware corporation (the “Company”), approved awards of stock options, restricted stock units and long-term performance cash to each of the Named Executive Officers listed below under the Bristow Group Inc. 2007 Long Term Incentive Plan (as amended, the “2007 Plan”):

Name	Stock Options	Restricted Stock Units	Performance Cash (at target)
Jonathan E. Baliff	130,509	71,780	$1,750,000
L. Don Miller	48,969	26,933	$656,625
Alan Corbett	31,695	17,432	$425,000
Robert Phillips	31,695	17,432	$425,000
Brian J. Allman	12,674	6,971	$169,950

The exercise price per share for the stock options is $12.19, the closing price of our Common Stock on the June 5, 2018 grant date. Each of the stock options has a ten-year term starting on the grant date of June 5, 2018. The options will vest in annual installments of one-third each beginning on the first anniversary of the grant date. Restricted stock units will vest in full on the third anniversary of the grant date.
One half of each performance cash award will be earned depending on how the Company’s total shareholder return (“TSR”) ranks among the companies (i) that are included in the Simmons & Company Offshore Transportation Services group of companies as of the last trading day of March, 2018, as published in the April 2018 Energy in Perspective Simmons Report, and (ii) whose shares are publicly traded on a recognized exchange for all of the three-year performance period ending March 31, 2021, with any such company that restructures or files for bankruptcy being ranked last even if such company’s shares are not publicly traded at the end of the performance period. The cash payout with respect to TSR performance over the three-year performance period then can range from 0% to 200% of the target amount depending upon relative TSR performance, provided that positive payment shall begin at 50% of the target amount upon achieving at least 25th percentile relative TSR performance. Additionally, in the event that the Company’s TSR over the three-year performance period is negative, then the participants cannot receive more than the targeted amount of performance cash regardless of the ultimate ranging within the Simmons & Company Offshore Transportation Services group for the period. Alternatively, if the Company’s TSR over the three-year performance period is at least 20%, then the participants cannot receive less than the targeted amount of performance cash regardless of the ultimate ranking.
The other half of each performance cash award will be earned based on absolute performance in respect of improved average adjusted diluted earnings per share for the Company over the three-year performance period ending March 31, 2021. The adjusted diluted earnings per share for fiscal year 2018 was an adjusted diluted loss per share of $2.13, so the Compensation Committee decided that the target for such performance cash award will be equal to two-thirds of the difference between such amount and zero, i.e., an average adjusted diluted loss of $0.71 per share for the three fiscal years of the three-year performance period. The threshold average adjusted diluted earnings per share will be set at $0.70 less than the targeted amount, i.e., an average adjusted diluted loss of $1.41 per share for the three fiscal years of the performance period, at which the entry multiple will be zero. The maximum average adjusted diluted earnings per share will be set at $1.40 more than the targeted amount, i.e., an average adjusted diluted earnings per share of $0.69. Linear interpolation will be used to determine the appropriate multiple for achievement between these levels. The cash payout can range from 0% to 300% of the target for average adjusted diluted earnings per share over the three-year performance period. The Compensation Committee has exclusive discretion to make all performance and final award determinations with respect to the performance cash awards.

Each of the awards under the 2007 Plan is dependent on the Named Executive Officer’s continued employment with the Company, subject to the conditions and exceptions specified in the awards.
The foregoing description of stock options, restricted stock units and performance cash awards is qualified in its entirety by the Summaries of Terms and Conditions of stock option, restricted stock unit and performance cash awards attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.
Awards Under the Bristow Group Inc. Fiscal Year 2018 Annual Incentive Compensation Plan.
On June 5, 2018, the Compensation Committee approved the payment of bonuses to participants of the Bristow Group Inc. Fiscal Year 2018 Annual Incentive Compensation Plan (the “2018 Plan”) which was approved on June 12, 2017 as disclosed in our prior Form 8-K filed on June 16, 2017, in which certain key employees of the Company, including each of the Named Executive Officers listed below, are eligible to participate. The 2018 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Return on Invested Capital, safety measures and a portion related to the Company’s STRIVE performance goals, all as defined in the 2018 Plan. The Compensation Committee also established on June 12, 2017 a minimum performance objective for officers of the Company set forth in the Supplement to the 2018 Plan (which was disclosed in our prior Form 8-K filed on June 16, 2017) of positive earnings before interest, taxes, depreciation, amortization and rent during any fiscal quarter during fiscal year 2018 commencing with the fiscal quarter beginning July 1, 2017. If the minimum performance objective is not satisfied, the Named Executive Officers would not have been entitled to any award under the 2018 Plan. However, given that the minimum performance objective was satisfied as previously determined and certified by the Compensation Committee and confirmed on June 5, 2018, each Named Executive Officer listed below was eligible to earn the applicable maximum award under the 2018 Plan, which was subsequently reduced at the discretion of the Compensation Committee based on Company performance relative to certain Return on Invested Capital measures, safety measures, individual performance with respect to the Company’s STRIVE performance goals and the discretion of the Compensation Committee. The amounts paid were derived after confirming satisfaction of the minimum performance objective and reviewing the performance goals in comparison to actual fiscal year 2018 results. The following are the amounts approved for each of the Named Executive Officers listed below:

Name	Award Amount
Jonathan E. Baliff	$700,000
L. Don Miller	$604,875
Alan Corbett	$272,498
Robert Phillips	$322,483
Brian J. Allman	$238,000
Fiscal Year 2019 Annual Incentive Compensation Plan.
On June 5, 2018, the Compensation Committee approved the Bristow Group Inc. Fiscal Year 2019 Annual Incentive Compensation Plan (the “2019 Plan”) in which certain key employees of the Company, including each of the Named Executive Officers listed below, are eligible to participate. The Compensation Committee also established a Supplement to the 2019 Plan that specifies that payments under the 2019 Plan to participants with a title of Vice President or above may be subject to forfeiture, recoupment or repayment in the event the participant violates the Company’s Code of Business Integrity or a clawback policy of the Company. The 2019 Plan provides for payment of cash bonuses to participants following the completion of the fiscal year subject to the attainment of certain performance goals. Performance goals include Return on Invested Capital, safety measures and a portion related to the Company’s STRIVE performance goals, all as defined in the 2019 Plan. Each Named Executive Officer listed below will be eligible to earn cash bonuses based on Return on Invested Capital measures, safety measures, individual performance with respect to the Company’s STRIVE performance goals and the discretion of the Compensation Committee. The following are the target and maximum participation levels expressed as a percentage of annual salary for each of the Named Executive Officers listed below:

Name	Target Level	Maximum
Jonathan E. Baliff	110%	275.0%
L. Don Miller	75%	187.5%
Alan Corbett	65%	162.5%
Robert Phillips	65%	162.5%
Brian J. Allman	50%	125.0%
The foregoing description of the 2019 Plan and the Supplement thereto is qualified in its entirety by the 2019 Plan and the Supplement, copies of which are attached hereto as Exhibits 10.4 and 10.5, respectively.
Appointment of Certain Officers.
On June 7, 2018, the Board appointed Mr. Corbett as Senior Vice President, Europe, Africa, Middle East, Asia (EAMEA), effective as of June 1, 2018. Mr. Corbett, age 60, previously served as Vice President, EAMEA from June 2017 to June 2018. Before that, he served as Region Director of the Europe Caspian Region from April 2015 to June 2017 and Region Director of the Europe Business Unit (EBU) from August 2014 to March 2015, in which capacities he had commercial and operational oversight of the region, including the successful transition to a fully Bristow-operated U.K. search and rescue service. Prior to joining the Company in August 2014, Mr. Corbett worked since 1985 in a number of management positions with Baker Hughes Incorporated, including vice president positions in the Middle East, Asia Pacific and Africa, most recently serving as Vice President, Sub Sahara Africa from 2011 to 2014.
On June 7, 2018, the Board appointed Mr. Phillips as Senior Vice President, Americas, effective as of June 1, 2018. Mr. Phillips, age 50, previously served as Vice President, Americas from June 2017 to June 2018 and as Vice President, Global Operations Services from April 2016 to June 2017. Before that, he served as Region Director of the Americas Region from July 2013 to April 2016, in which role he was responsible for operations and business development efforts in the region, and as Director of Flight Operations from April 2008 to July 2013. Since joining the Company in 2003, he has also served as Head of Flight Operations (Europe), Chief Pilot, Director of Training and Check Airman. Mr. Phillips has more than 10,000 total hours in flight time in both fixed and rotary wing aircraft, and holds certifications including Certified Flight Instructor (CFI), Certified Flight Instrument Instructor (CFII), Multi Engine Instructor (MEI), Designated Pilot Examiner (DPE) and Air Transport Pilot (ATP). He began his flying career in the U.S. Army in 1988. He graduated from flight school in Fort Rucker, Alabama in 1989, and served five years on active duty and another five years in the Louisiana National Guard before transitioning to civilian helicopter services in the Gulf of Mexico.
Increases in Base Salary.
On June 5, 2018, but with effect from June 1, 2018, the Compensation Committee approved increases to the base salaries of each of the Named Executive Officers listed below:

Name	Prior Base Salary	New Base Salary (June 1, 2018)
Jonathan E. Baliff	$700,000	$721,000
L. Don Miller	$425,000	$437,750
Alan Corbett	$296,806	$390,000
Robert Phillips	$310,000	$390,000
Brian J. Allman	$300,000	$309,000

Departure of Director.
On June 5, 2018, Mathew Masters informed the Board of his intention not to stand for reelection to the Board at the next annual meeting of stockholders of the Company. The retirement of Mr. Masters from the Board did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Mr. Masters intends to serve out the rest of his term as a director. Subsequent to the retirement of Mr. Masters from the Board, the Board will be reduced from ten to nine directors.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Summary of Terms and Conditions of Officer Nonqualified Stock Option Award

10.2	Summary of Terms and Conditions of Salary Grade 7 and Above Restricted Stock Unit Award

10.3	Summary of Terms and Conditions of Officer Performance Cash Award

10.4	Bristow Group Inc. Fiscal Year 2019 Annual Incentive Compensation Plan

10.5	Supplement to Bristow Group Inc. Fiscal Year 2019 Annual Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: June 7, 2018	By:	/s/ Timothy J. Knapp
Timothy J. Knapp
Senior Vice President, General Counsel and Corporate Secretary